UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 20, 2006

CHARTERMAC

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification No.)

625 MADISON AVENUE
NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 317-5700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On July 20, 2006, CharterMac (the “Registrant”) issued a press release announcing that the Registrant had posted to its website http://www.chartermac.com the presentation it is making to potential investors in the Registrant’s proposed $350 million term loan (the “Term Loan”) and proposed $150 million revolving credit facility (the “Credit Facility”). As previously announced on June 15, 2006, the proceeds from the Term Loan will be used to finance the Registrant’s acquisition of ARCap Investors, L.L.C. (the “Acquisition”) and to retire existing debt. The Credit Facility will also be used to retire existing debt and for general corporate purposes.

The Acquisition, which was unanimously approved by both CharterMac’s Board of Trustees and ARCap’s Board of Managers, is subject to the approval of ARCap’s equity owners, the completion of documentation and the execution of a definitive agreement containing customary closing conditions.

The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. The presentation is posted on the Registrant’s website.

This Current Report on Form 8-K, the presentation and the press release, attached as exhibits hereto, contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and also include a cautionary statement identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits
	99.1	Press Release issued July 20, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CharterMac

Date: July 20, 2006	By: /s/ Marc D. Schnitzer
Marc D. Schnitzer
Chief Executive Officer and President

Exhibit Index

99.1	Press Release issued July 20, 2006.